                                                                   EXHIBIT 10.38

FIRST AMENDMENT TO LEASE DATED SEPTEMBER 15, 2004 ("LEASE") BETWEEN MISSION OAKS ASSOCIATES, LLC ("LESSOR") AND DECKERS OUTDOOR CORPORATION ("LESSEE") FOR 3001 MISSION OAKS BOULEVARD, UNIT B, CAMARILLO, CA 93012 ("INITIAL PREMISES").

      1. For reference purposes this First Amendment shall be dated December 1, 2004.

      2. Lessor has agreed to extend the free rent period on the Initial Premises for an additional forty five (45) days in exchange for the term of the Lease to be extended for an additional forty five (45) days. As a result, the Base Rent payable by Lessee and term of the Lease on the Initial Premises shall be as follows:

10/01/04-01/14/05                   $        0/month NNN
01/15/05-05/14/05                   $   29,000/month NNN
05/15/05-11/14/05                   $   42,000/month NNN
11/15/05-11/14/06                   $   46,000/month NNN
11/15/06-11/14/07                   $   50,000/month NNN
11/15/07-11/14/08                   $   54,000/month NNN
11/15/08-11/14/09                   $   58,000/month NNN

      3. Lessee has agreed to lease Unit C at 3001 Mission Oaks Boulevard, Camarillo, CA 93012 ("Expansion Premises") which is located adjacent to the Initial Premises as depicted in Exhibit A. The Expansion Premises is comprised of approximately 75,000 square feet. The term of the Lease for the Expansion Premises shall be from December 1, 2004 through November 14, 2009. The Base Rent on the Expansion Premises shall be as follows:

12/01/04-01/14/05                   $        0/month NNN
01/15/05-01/14/07                   $   29,250/month NNN
01/15/07-01/14/08                   $   33,750/month NNN
01/15/08-01/14/09                   $   36,750/month NNN
01/15/09-11/14/09                   $   40,500/month NNN

      4. Lessee is accepting the Expansion Premises in its as-is condition except that Lessor shall be responsible for installing new ballasts in all of the light fixtures located within the Expansion Premises. Lessor shall have the new ballasts installed within the Expansion Premises by December 31, 2004.

      5. Effective December 1, 2004, the Premises shall be defined to include the Initial Premises and the Expansion Premises.

      6. Lessee's share of common area expenses shall increase from 10,000 to 17,500 as a result of the inclusion of the Expansion Premises.

      7. Lessee shall have the right to seventy five (75) parking permits for the Expansion Premises pursuant to the terms of the Lease. These parking permits coupled with the one hundred (100) parking permits already provided for with the Initial Premises shall provide Lessee with a total of one hundred and seventy five (175) parking permits.

      8. Article 53 contained within the Addendum to the Lease shall be revised as follows:

            Lessor shall construct, at Lessor's sole cost and expense, a division wall between Unit A and Unit B (see Exhibit B). The division wall on the Unit B side of the wall shall be constructed of 5/8" drywall (non-taped) from the floor to the ceiling. The drywall shall be painted. Any leasehold improvements installed and constructed by Lessor must comply with applicable building code requirements. Lessor shall not be responsible for constructing a division wall between Unit B and Unit C.

            Lessor shall utilize commercially reasonable efforts to commence construction of the division wall between Unit A and Unit B by December 13, 2004 and to complete the installation of the metal studs that will support the division wall and the installation of the drywall (inclusive of painting) on the Unit B side of the division wall by December 31, 2004. To the extent that Lessor does not complete the installation of the aforementioned metal studs and Unit B side of the drywall (inclusive of painting) by January 14, 2005, Lessee shall receive a day for day abatement of Base Rent on both the Initial Premises and the Expansion Premises. For example, if the installation of the metal studs and Unit B side of the drywall is completed on January 20, 2005, this is six (6) days beyond the January 14, 2005 deadline therefore Lessee shall not be obligated to commence with the payment of Base Rent on both the Initial Premises and Expansion Premises until January 21, 2005.

            Lessee acknowledges that Lessor has been informed that it needs to install an exit corridor within the Initial Premises as depicted in Exhibit B. This corridor shall be constructed at Lessor's sole cost and expense. Lessor shall utilize commercially reasonable efforts to have the corridor constructed by December 31, 2004. To the extent that Lessor does not complete the construction of the corridor by January 14, 2004, Lessee shall receive a day for day abatement of Base Rent on both the Initial Premises and the Expansion Premises consistent with the methodology discussed above for the division wall.

      9. All other terms and conditions of the Lease shall remain in full force and effect. To the extent that there are any discrepancies between this Amendment and the original Lease, the terms of this Amendment shall prevail.

LESSOR:                             LESSEE:

MISSION OAKS ASSOCIATES, LLC        DECKERS OUTDOOR CORPORATION.

By:   /s/ ERI KROCH                 By: /s/ SCOTT ASH
      ---------------                   ---------------
Its:  MANAGER                       Its: CFO
Date: 1/4/05                        Date: 1/5/05

                                    By: ______________________

                                    Its: _____________________

                                    Date: ____________________

                                                                     EXHIBIT "A"

                         3001 MISSION OAKS, CAMARILLO,CA

                                  [FLOOR PLAN]

                        FOR FURTHER INFORMATION CONTACT:

SAM WAGNER X325
CHRIS LARSON X320
WILLIAM ADELMAN X349

                                                        [TOLD PARTNERS INC LOGO]

                                  [FLOOR PLAN]

                                LEASE EXHIBIT B

                            MISSION OAKS ASSOC., LLC

c/o Mr. David Garcia                                       3001 MISSION OAKS BL.
Sandstone Properties, Inc.                                   CAMARILLO, CA 93012
1543 7th Street, Ste. 202
Santa Monica, CA 90401
(310)393-9000

                         [SQUARE ONE ARCHITECTURE LOGO]

                                     [SEAL]

SQUARE ONE ARCHITECTURE

3743 Valencia Ave, Simi Valley, CA 93083
805.522.6777 www.squareonearch.com
--------------------------------------
Issue date: Thursday, December 2, 2004